UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MIRA QON CORPORATION

(Exact name of registrant as specified in its charter)

Wyoming	38-4359188	7374
(State or Other Jurisdiction of Incorporation or Organization)	IRS Employer Identification Number	Primary Standard Industrial Classification Code Number

Cruz Membreno Lauro Roldan

11312 E 44th St Unit #120

Kansas City, MO 64133

Tel. + 18634857243

Email: admin@miraqon.com

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

BizFilings

8020 Excelsior Dr #200, Madison, WI 53717
Tel. 1-800-981-7183
Email: info@BizFilings.com

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: X

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ̈

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ̈

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ̈

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ̈

Accelerated filer ̈

Non-accelerated filer ̈

Smaller reporting company X

Emerging growth company X

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  X

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be Registered (1)	Offering Price Per Share	Aggregate Offering Price	Registration Fee
Common Stock	4,500,000	0.0225	101,250	$16*

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

*- Amount of registration fee was previously paid

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS (Subject to Completion)

Dated December 16, 2025

MIRA QON CORPORATION
4,500,000 SHARES OF COMMON STOCK $0.0225 PER SHARE

Mira Qon Corporation is launching its initial offering of common stock, and no public market currently exists for the securities being offered. We are offering for sale a total of 4,500,000 shares of common stock at a fixed price of $0.0225 per share. There is no minimum requirement for the number of shares to be sold in order for the offering to proceed. Proceeds from the sale of the shares will be used to fund the prescribed stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account.

We are offering up to 4,500,000 shares of common stock for sale on a self-underwritten, best-efforts basis. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. This Prospectus will permit our sole officer and Director to sell 4,500,000 shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.0225 per share for a period of two hundred eighty (280) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (280 days from the effective date of this prospectus), (ii) the date when the sale of all 4,500,000 shares is completed, (iii) when our sole Director decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 4,500,000 shares registered under the Registration Statement of which this Prospectus is part.

As of the date of this filing, our Director, Cruz Membreno Lauro Roldan owns, in aggregate, common stock representing 100% of the outstanding shares of our common stock. While he continues to control 100% of the voting power in our Company, Cruz Membreno Lauro Roldan will have effective control over the Company therefore we might be deemed “controlled Company”. The shares owned by our Director, as identified in this registration statement, are not being offered for resale under this registration.

If no shares are sold following this offering, Cruz Membreno Lauro Roldan will continue to hold 100% of the shares issued. If all 4,500,000 shares are sold, Cruz Membreno Lauro Roldan will hold 40% of the stock. There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, the Company will intend to apply to be traded on OTCQB, or OTCQX markets. We hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the OTCQB or OTCQX. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTCQB or OTCQX. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 10 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is deemed a criminal offense.

SUBJECT TO COMPLETION, DATED DECEMBER 16, 2025

TABLE OF CONTENTS

PROSPECTUS SUMMARY	6
THE OFFERING	9
RISK FACTORS	10
USE OF PROCEEDS	19
DETERMINATION OF OFFERING PRICE	21
DILUTION	22
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	22
DESCRIPTION OF BUSINESS	26
LEGAL PROCEEDINGS	31
DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON	32
EXECUTIVE COMPENSATION	34
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	34
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	35
PLAN OF DISTRIBUTION	35
DESCRIPTION OF SECURITIES	38
INDEMNIFICATION	39
INTERESTS OF NAMED EXPERTS AND COUNSEL	39
EXPERTS	39
AVAILABLE INFORMATION	40
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	40
INDEX TO THE FINANCIAL STATEMENTS	41

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "should," "anticipates," "believes," "continues," "estimates," "expects," "may," "plans," "predicts," "potential" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

This summary provides a brief overview of key information found in this prospectus. It is essential to note that this summary does not encompass all the necessary details for making an informed investment decision. Prior to making any investment choices, it is imperative that you thoroughly review the complete contents of this prospectus, including sections such as "Risk Factors," "Description of Business," "Management’s Discussion and Analysis of Financial Condition and Results of Operations," and our consolidated financial statements. Your investment decision should be based on a comprehensive understanding of all disclosed information within this prospectus. Unless the context otherwise requires, we use the terms “we”, “us,” “our,” “Company,” “Mira Qon,” and “corporation” in this prospectus to refer to Mira Qon Corporation, a Wyoming incorporated entity. To refer to Company’s website, we use the terms “website”, “service”.

As of the current date, our common stock is not publicly traded, and there is no guarantee that a trading market will be established in the future or sustained if it does develop. We have not authorized anyone to provide information other than what is presented in this prospectus, and it is important not to rely on any unauthorized sources. We are not making an offer to sell these securities in any jurisdiction where it is prohibited. This document should only be used in jurisdictions where the sale of these securities is legal.

The information provided in this prospectus is accurate only as of the date indicated on the front page, regardless of the delivery date or any subsequent sale of our common stock. Since the date on the front page, there may have been changes to our business, financial condition, and results of operations. We urge you to carefully read this prospectus before deciding whether to invest in any of the common stock being offered.

Under U.S. federal securities legislation, our common stock will be “penny stock”. Penny stock is any equity that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

MIRA QON CORPORATION

Mira Qon Corporation is a development-stage technology company incorporated in Wyoming on June 16, 2025. The Company will develop an online service providing real-time pricing information for construction materials across the United States. Mira Qon is designed to serve contractors, developers, architects, procurement teams, and software developers by delivering accurate, up-to-date material cost data by state and ZIP code.

At the time of this filing, the Company’s website is operational as an informational resource (accessible at https://miraqon.com). The core application programming interface (“API”) that will provide real-time pricing data has not yet been launched commercially.

Mira Qon is a newly established service, currently operating an informational website while the full API for real-time construction materials pricing is under development. Our service will be designed to provide contractors, developers, architects, and procurement teams with accurate, state-specific pricing data for construction materials, enabling more informed budgeting and procurement decisions.

As part of our future development plan, we will continue enhancing our online service by introducing new features, improving data precision, and expanding its analytical capabilities. We will grow the database to include more than 2,000 construction materials, implement dynamic seasonal pricing models that reflect real-time supply and demand shifts, and develop advanced predictive analytics to forecast material costs based on regional construction activity and broader market trends. In addition, we will focus on creating new digital solutions that complement and strengthen our ecosystem, ensuring sustained innovation and long-term growth.

The service will also include an easy-to-use API that connects with other business tools like ERP systems, CRM platforms, and estimating software. This lets clients access real-time material costs right in their workflows, making project planning and buying materials faster and simpler.

Mira Qon aims to serve a diverse user base including construction companies, real estate developers, software developers, architects, and e-commerce procurement platforms. Our tiered subscription model and enterprise-level solutions will ensure accessibility for smaller clients while providing scalable options for large-scale organizations.

By leveraging advanced technology, continuously expanding our data coverage, and prioritizing user convenience, Mira Qon is positioned to offer an unparalleled experience in the construction materials pricing market.

Employees

We are a development stage Company and currently have no employees. Our board of directors consists of Cruz Membreno Lauro Roldan, who also serves as our President, Treasurer, Secretary, Principal Executive, Financial and Accounting Officer.

Implications of Being an Emerging Growth Company

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, as amended, and therefore we intend to take advantage of certain exemptions from various public Company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in this prospectus, our periodic reports and our proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of our Common Stock that is held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1.00 billion in non-convertible debt in the prior three-year period.

We are not a “shell Company” within the meaning of Rule 405, promulgated pursuant to the Securities Act, because we have developed business plan and real business operations.

Corporate information

Mira Qon Corporation is a US-based Company incorporated in the state of Wyoming on June 16, 2025. Our primary registration address at 11312 E 44th St Unit #120 Kansas City, MO 64133, and we can be reached via phone at + 18634857243.

Our Web-site

Our website is located at https://miraqon.com.

Mira Qon Corporation is currently in the developmental stage, focusing on the development, and marketing of the service. To carry out our business plan, we require a minimum of $25,313 over the next twelve months as detailed in our Plan of Operations. The net proceeds from this offering will be used for business operations. While we expect to generate revenues within the first year of completing this offering, there is no guarantee that we will generate any revenue within the first twelve months or ever. Without a minimum funding of $25,313 our business may fail.

In addition, we may require additional financing after the twelve-month period. Our independent registered public accounting firm has expressed doubt regarding our ability to continue as a going concern. As of the date of this prospectus, our common stock is not publicly traded, and there is no assurance that a trading market will develop. The Company is offering its shares publicly to raise funds for business development and increase the probability of commercial success.

THE OFFERING

The Offering	This is a self-underwritten, direct primary offering with no minimum purchase requirement.
The Issuer:	Mira Qon Corporation
Securities Being Offered:	4,500,000 shares of common stock.
Price Per Share:	$0.0225
Duration of the Offering:	We are offering up to 4,500,000 shares of common stock for sale on a self-underwritten, best-efforts basis. The shares will be offered for a period of two hundred eighty (280) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (280 days from the effective date of this prospectus), (ii) the date when the sale of all 4,500,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 4,500,000 shares registered under the Registration Statement of which this Prospectus is part.
Gross Proceeds	$101,250
Securities Issued and Outstanding:	There are 3,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our Director, Cruz Membreno Lauro Roldan. The shares are not being offered for resale under this registration.
Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $10,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements.

Financial Summary	August 31, 2025 ($)
Cash and Deposits	830
Total Assets	33,155
Total Liabilities	24,369
Total Stockholder’s Equity	8,786

Statement of Operations	Year ended August 31, 2025 ($)
Total Income	-
COGS	-
Total Expenses	214
Net Loss for the Period	(214)
Net Loss per Share	(0.00)

RISK FACTORS

An investment in our common stock involves a high degree of risk. This section includes all of the known material risks in the offering. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks relating to our business

We are a development stage Company and have commenced limited operations in our business. We anticipate incurring substantial operating losses for the foreseeable future.

We were incorporated on June 16, 2025 and have initiated limited business operations. Accordingly, we have no way to assess the probability of our business attaining success. Potential investors should be aware of the typical challenges encountered by new companies and the high failure rate of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unforeseen problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate a rise in operating expenses without substantial revenue generation. We expect to incur significant losses in the near future. We recognize that if the effectiveness of our business plan is not forthcoming, we may be unable to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful. If we are unsuccessful in addressing these risks, our business will most likely fail.

We are dependent upon the funds to be raised in this offering to continue our business, the proceeds of which may be insufficient to achieve revenues and profitable operations. We may need to obtain additional financing.

Our current operating funds are less than necessary to complete our intended operations in the construction data technology business. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of this date, we have no revenues and just recently started our operation. As of today, we haven’t experienced any users. The proceeds of this offering may not be sufficient for us to achieve additional revenues and profitable operations. We may need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. Our Director Cruz Membreno Lauro Roldan has agreed to give us an interest-free loan with a duration of five years, as indicated by the agreement closed between Cruz Membreno Lauro Roldan and Mira Qon Corporation, which is recorded as Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part.

We require a minimum funding of approximately $25,313 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Cruz Membreno Lauro Roldan, our sole officer and Director, who has formally agreed to advance funds to allow us to pay for fees payable in connection with the filing of this registration statement and operation expenses. After one year we may need additional financing. If we do not generate any revenue, we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. Even if we generate revenue such revenue may be insufficient to cover our ongoing SEC filing requirements so we may need to seek additional financing to cover those costs. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to continue our operations in the tattoo industry. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

We have not earned revenue to date and our ability continue our operations is dependent on our ability to raise financing.  Our independent registered public accountant has expressed substantial doubt about our ability to continue as a going concern.

We have no revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations in the construction data technology business. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise a doubt that we will be able to continue as a going concern. If we fail to raise sufficient capital when needed, our Director Cruz Membreno Lauro Roldan has agreed to give us an interest-free loan for 5 years, as indicated by the agreement closed between Cruz Membreno Lauro Roldan and Mira Qon Corporation, which is recorded as Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part. Otherwise, we will not be able to complete our business plan. As a result, we may have to liquidate our business and you may lose your investment. You should consider this risk when determining if an investment in Mira Qon Corporation is suitable.

If we are deemed a “shell Company”, the Company’s shareholders may not be able to rely on the provisions of rule 144 for resale of their shares until certain conditions are met.

A "shell company" is generally defined as a company with no or nominal operations and either no or nominal assets or assets consisting solely of cash and cash equivalents. While we are not classified as a "shell company" under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, the characteristics of our business and limited market history may impact the liquidity of our shares in the secondary market. This could pose challenges for shareholders seeking to readily liquidate their investment.

Shareholders may encounter significant restrictions and limitations when attempting to sell their shares in the public market. Under Rule 144, shareholders must meet certain requirements, including a holding period of at least six months, compliance with certain public information standards, and limitations on the quantity of securities that can be sold within a three-month period.

The inability to rely on Rule 144 for resale of their shares may restrict our shareholders' ability to liquidate their investment and could negatively impact the liquidity and marketability of our shares. It may also affect our capacity to attract potential investors or obtain financing, as the absence of an available resale exemption could make our shares less desirable in the secondary market.

We have limited business, development, sales and marketing experience in our industry.

We have not garnered any customers and have not generated revenues to date. While we have plans for marketing our business, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed business will gain wide acceptance in its target market or that we will be able to effectively market our service in the construction materials industry. We are entirely dependent on the services of our board of directors.

We may have limited abilities to compete against our competitors.

The market for construction materials data and analytics is highly competitive and rapidly evolving. We compete with established industry players, technology startups, and other providers of construction cost information and procurement tools. Many of our competitors have greater financial, technical, marketing, and operational resources than we do, which may allow them to respond more quickly to technological innovations, customer demands, or market changes. Our limited operating history and smaller scale may restrict our ability to compete effectively, and we may be unable to attract or retain clients at the same rate as our competitors. As a result, our business, financial condition, and results of operations could be materially and adversely affected.

Our operations may be disrupted by technological challenges or failures in our API service and database.

The development, deployment, and maintenance of our API service and underlying database involve complex technological processes. Errors, interruptions, delays, or failures in our systems could occur due to software bugs, hardware malfunctions, network issues, or other technical problems. Such disruptions may result in delays in delivering services to clients, loss of business opportunities, reputational harm, or potential legal liability. Additionally, because our service relies on aggregating and processing data from multiple third-party sources, any inaccuracies, inconsistencies, or delays in the underlying data could reduce the reliability and usefulness of our services, negatively affecting customer satisfaction and our ability to attract or retain clients.

Our business may be adversely affected if our intellectual property is misappropriated, copied, or infringed upon.

Our competitive position depends on our proprietary software, databases, algorithms, and API service. Unauthorized use, reproduction, or misappropriation of our intellectual property could negatively affect our operations and market position. Although we plan to implement legal and technical safeguards to protect our intellectual property, these measures may not fully prevent infringement or unauthorized use. Additionally, we may face claims from third parties alleging infringement or other violations of intellectual property rights, which could result in costly litigation, potential damages, and significant distraction for management.

The utilization of AI technologies and automated data processing may expose our business to operational errors and reputational or legal risks.

Our service relies on AI technologies and automated data processing to generate pricing estimates and other outputs. These systems may produce inaccurate results due to software errors, limitations in the AI models, or faulty input data. Inaccuracies or malfunctions could harm our reputation, reduce demand for our services, or give rise to legal claims. Furthermore, AI and automation technologies are evolving rapidly, and competitors may implement more advanced or effective solutions, potentially impacting our ability to maintain a competitive advantage and grow our client base.

Risks relating to lack of demand for our products/services.

Inadequate customer interest or a shift towards our competitors may result in lower profits. To address this challenge, we may need to allocate additional resources towards marketing efforts, including social media and other promotional channels.

The potential inadequacy of our internal controls raises concerns about the reliability of our financial reporting, which could result in the dissemination of misleading information to the public. As a result, our stockholders could lose confidence in our financial results, which could harm our business and the market value of our common shares.

Effective internal controls are crucial for ensuring the reliability of our financial reports and effectively preventing instances of fraud. We may in the future discover areas of our internal controls that need improvement. Section 404 of the Sarbanes-Oxley Act of 2002 will require us to continue to evaluate and to report on our internal controls over financial reporting. We cannot be certain that we will be successful in continuing to maintain adequate control over our financial reporting and financial processes. Furthermore, if our business grows, the complexity of our internal controls will increase, demanding significantly greater resources to uphold their effectiveness. Additionally, any material weakness or significant deficiency would require management to devote significant time and incur significant expense to remediate any such material weaknesses or significant deficiencies and management may not be able to address any such material weaknesses or significant deficiencies within a reasonable timeframe.

Due to our limited recourses and financial capacity, our marketing campaign might not generate the desired level customers attraction necessary for profitable operations. If we do not achieve profitability, we may need to temporarily suspend or permanently cease our business operations.

As a small business with limited capital, we are compelled to restrain our marketing activities and may not be able to effectively promote our products/services to potential customers. The reduced marketing activities could result in insufficient customer attraction, thereby impacting our profitability. If we cannot operate profitably, we may have to suspend or cease operations.

Because Cruz Membreno Lauro Roldan, our sole Director and officer, resides outside of the United States, it may be difficult for an investor to enforce any right based on U.S. federal securities laws against us and/or Mr. Cruz Membreno Lauro Roldan, or to enforce a judgment rendered by a united states court against us or Mr. Cruz Membreno Lauro Roldan.

Cruz Membreno Lauro Roldan, our sole officer and Director, is a non-resident of the United States, resident of the Spain. Consequently, serving legal documents on Cruz Membreno Lauro Roldan within the United States and enforcing judgments against him may prove challenging, potentially hindering investors' ability to take legal action in cases of alleged rights infringement under U.S. securities laws or other matters. Additionally, even if successful in such actions, the legal framework in Spain may limit the enforceability of judgments against Cruz Membreno Lauro Roldan's assets. This may result in greater difficulty for our shareholders in safeguarding their interests through legal proceedings compared to shareholders of U.S.-based companies with domestically residing officers and directors.

Because our sole officer and Director will own 50% of our outstanding common stock, if all the shares being offered are sold, he will make and control corporate decisions that may be disadvantageous to minority shareholders.

If maximum-offering shares will be sold, Cruz Membreno Lauro Roldan, our sole officer and Director, will own 40 % of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. We will be considered a controlled Company as long as Cruz Membreno Lauro Roldan, our sole officer and Director, owns more than 50% of our common stock.

The interests of Cruz Membreno Lauro Roldan may not align with the interests of the other stockholders and may result in corporate decisions that may be unfavorable to other shareholders.

Key management personnel may leave the Company, which could adversely affect the ability of the Company to continue operations.

The Company is entirely dependent on the efforts of its sole officer and Director Cruz Membreno Lauro Roldan. The Company does not have an employment agreement in place with its sole officer and Director. Their departure or the loss of any other key personnel in the future could have a material adverse effect on the business. It is uncertain whether any replacement personnel, if available, will help the Company to operate profitably. The Company does not maintain key person life insurance on its sole officer and Director.

Limited availability of our officer and director.

Our officer and director currently devote approximately 40 hours per week to the Company’s operations. While this level of commitment is significant, it is possible that our operations could be affected if additional time is required or unforeseen circumstances limit their availability. Such limitations could result in temporary interruptions or delays in our business activities, which may affect customer acquisition, revenue generation, and the overall growth of the Company. If the Company’s operations expand, our officer and director have agreed to increase their involvement as necessary to support business needs. The Company does not maintain insurance coverage and does not currently intend to obtain insurance in the future.

Our sole officer and Director has no experience managing a public Company that is required to establish and maintain disclosure control and procedures and internal control over financial reporting.

We have never operated as a public Company. Cruz Membreno Lauro Roldan, our sole officer and Director has no experience managing a public Company that is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. Consequently, even if our operations prove successful, our ability to thrive as a public Company may be compromised. We plan to comply with all of the various rules and regulations, which are required for a public Company that is reporting Company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public Company, your investment may be materially adversely affected.

Our president, Mr. Cruz Membreno Lauro Roldan does not have any prior experience in selling stocks, and our best effort offering does not require a minimum amount to be raised. As a result of this we may not be able to raise enough funds to start our business and investors may lose their entire investment.

Mr. Cruz Membreno Lauro Roldan does not have any experience in selling stocks. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. Our Director Cruz Membreno Lauro Roldan has agreed to give us an interest-free loan with a duration of five years, as indicated by the agreement closed between Cruz Membreno Lauro Roldan and Mira Qon Corporation, which is recorded as Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part. The loan will be repaid to Cruz Membreno Lauro Roldan when and if the Company receives sufficient amount of the net income and its operation grows. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. The failure to effectively conduct a best-effort offering could be the basis of your losing your entire investment in us.

As an “emerging growth company” under the jobs act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” as defined under the Securities Act of 1933, as amended (the “Securities Act”). As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (or the Sarbanes-Oxley Act);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected not to avail ourselves of this extended transition period. We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which the market value of our Common Stock that is held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period.

We have elected to take advantage of certain of the reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than the information you might receive from other public reporting companies in which you hold equity interests.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, after we cease to qualify as an “emerging growth company,” certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a smaller reporting Company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the

Sarbanes-Oxley Act; (2) scaled executive compensation disclosures; and (3) the ability to provide only two years of audited financial statements, instead of three years.

Risks related to smaller reporting company status

Even if we no longer qualify as an emerging growth company, we may continue to be subject to reduced disclosure requirements as a smaller reporting company. As a result, investors may receive less information than they would from public companies that are neither emerging growth companies nor smaller reporting companies, which could make it more difficult to evaluate our financial condition, results of operations, and prospects.

We are subject to public company reporting requirements

Upon completion of this offering, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. Compliance with these reporting requirements will require management time and attention, as well as the engagement of auditors and legal counsel to prepare and review such reports.

As an emerging growth company, we intend to take advantage of certain exemptions from reporting requirements that are applicable to other public companies, including exemptions under the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation. We intend to rely on these exemptions until we are no longer an emerging growth company.

Even after we are no longer an emerging growth company, the reporting obligations applicable to public companies could require significant management effort and resources, which may negatively affect our ability to focus on our business operations and growth initiatives.

Risks relating to this offering

Our offering is being made on a best-efforts basis with no minimum amount of shares are required to be sold for the offering to proceed.

We are offering up to 4,500,000 shares of common stock for sale on a self-underwritten, best-efforts basis. In order to implement our business plan, we require funds from this offering. We require a minimum of $25,313 from the offering to implement your business plan. However, our offering is being made on a best-efforts basis with no minimum amount of shares required to be sold in the offering to proceed. If we are only able to raise a minimal amount of proceeds, it may hinder our ability to fully execute our business plan. In such a scenario, we may be forced to suspend or discontinue our operations, potentially resulting in a loss of your investment in our Company.

Because the Company has arbitrarily set the offering price, you may not realize a return on your investment upon resale of your shares.

We have established the offering price and related terms and conditions for the Company's shares at our discretion, without considering any direct connection to assets, earnings, book value, or other objective measures of value. Additionally, as the Company was formed on June 16, 2025 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. The Director will offer the shares to friends, relatives, acquaintances and business associates. There is no guarantee that he will be able to sell any of the shares. Unless our President is successful in selling at 50% of the 4,500,000 shares and we receive the proceeds in the amount of $50,625 of this offering, we may have to seek alternative financing to implement our business plan.

Money raised in this offering will be immediately available to the Company and investors cannot withdraw funds once invested and will not receive a refund.

Money raised in this offering will be immediately available to the Company and our sole officer and Director. Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Mira Qon Corporation and held on our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor as an investor. Therefore, investors will not have the use or right to return of such funds, once an investment is made.

Because we do not plan to register our common stock under the exchange act before this registration statement becomes effective, we will not be a fully reporting company

Upon the effectiveness of this registration statement, we will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. These requirements are more limited than those imposed on companies that register a class of securities under Section 12 of the Exchange Act. Until we file a registration statement on Form 8-A and become subject to the full reporting requirements, including the filing of current reports on Form 8-K, we won’t be considered a fully reporting company, and investors may receive less information than they would from a fully reporting company. As a result, we won't be subject to the proxy rules (Section 14), short-swing profit rules (Section 16), or certain tender offer rules that apply to fully reporting companies. This means investors will have less information and fewer protections than they would with a company registered under Section 12.

Furthermore, our reporting obligations under Section 15(d) will automatically suspend if we have fewer than 300 record shareholders at the start of any fiscal year after this offering. If suspended, even less information about us would be publicly available, which could negatively impact our stock's value and liquidity.

There is no guarantee all of the funds raised in the offering will be used as outlined in this prospectus.

We have committed to use the proceeds raised in this offering for the uses set forth in the “Use of Proceeds” section. However, certain factors beyond our control, such as increases in certain costs, could result in the Company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a considerable negative impact on our financial situation and potentially cause a decline in the price of our common stock.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB or the OTCQX. The OTCQB and the OTCQX are regulated quotation services that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB and the OTCQX are not an issuer listing services, markets or exchanges. Although there are no listing requirements to be eligible for quotation on the OTCQB or the OTCQX, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTCQB, the OTCQX or other quotation service. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB or the OTCQX that become delinquent in their required filings will be removed following a 30-to-60-day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Mira Qon Corporation and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it may pose challenges for you to sell any shares you purchase in this offering. This could potentially result in an inability to derive any benefits from your investment or liquidate your shares without significant delays, if at all. Furthermore, if our common stock is not listed on a public trading market, its value may be difficult to determine, making it challenging, if not impossible, to resell your shares and realize any value from your investment.

The trading in our shares will be regulated by the securities and exchange commission rule 15g-9 which established the definition of a “penny stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $3,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, broker-dealers are obligated to provide specific mandated disclosures in penny stock transactions. These disclosures include the actual sale or purchase price, bid and offer quotations, compensation for the broker-dealer and related individuals, as well as disclosures required by the Commission. As a result, the penny stock rules may create challenges for you in terms of reselling any shares you may acquire, and there is no guarantee of a successful resale, if it is possible at all.

We will incur ongoing costs and expenses for sec reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $10,000. We will have to utilize funds from Cruz Membreno Lauro Roldan, our sole officer and Director, who has formally agreed to loan the Company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB or OTCQX. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. In the event that we are unable to generate adequate revenues to maintain compliance, it could pose challenges for you to resell any shares you may acquire, if at all. Additionally, if we are unable to meet the expenses associated with our reporting obligations, we may not be eligible to apply for quotation on the OTCQB, the OTCQX or other quotation services.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.0225. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75%, and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $101,250 as anticipated.

The following section outlines the intended use of funds expected to be raised through this offering over the next 12 months.

Description	If 25 % are sold	If 50 % are sold	If 75 % are sold	If 100 % are sold
	Fees	Fees	Fees	Fees
# of Shares Sold	1,125,000	2,250,000	3,375,000	4,500,000
Gross proceeds	25,312.5	50,625.0	75,937.5	101,250.0
SEC reporting and offering expenses	10,000.0	10,000.0	10,000.0	10,000.0
Net proceeds	15,312.5	40,625	65,937.5	91,250
Service Enhancement	7,000.0	13,000.0	15,000.0	28,000.0
API Development & Integration	6,000.0	13,500.0	24,000.0	31,000.0
Marketing & Customer Acquisition	-	4,740.0	9,000.0	12,000.0
Database Expansion & Data Acquisition	-	4,740.0	12,000.0	13,000.0
General & Administrative Expenses	2,000.0	4,000.0	5,000.0	6,000.0
Miscellaneous expenses	312.5	645.0	937.5	1,250.0
Total	25,312.5	50,625.0	75,937.5	101,250.0

The above figures represent only estimated costs. If necessary, Cruz Membreno Lauro Roldan, our Director, has agreed to loan the Company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTCQB/OTCQX when and if our common stocks become eligible for trading on the OTCQB/OTCQX. Cruz Membreno Lauro Roldan will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Cruz Membreno Lauro Roldan. Cruz Membreno Lauro Roldan will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

	$25,313 Offering (25%)	$50,625 Offering (50%)	$75,938 Offering (75%)	$101,250 Offering (100%)
Number of current shares held	3,000,000	3,000,000	3,000,000	3,000,000
Number of new shares issued	1,125,000	2,250,000	3,375,000	4,500,000
Total number of new shares held	4,125,000	5,250,000	6,375,000	7,500,000
The historical net tangible book value	$8,786	$8,786	$8,786	$8,786
Net proceeds to the Company	$15,313	$40,625	$65,938	$91,250
Net tangible book value after this offering	$24,099	$49,411	$74,724	$100,036
Assumed public offering price per share	$0.0225	$0.0225	$0.0225	$0.0225
Net tangible book value per share before this offering	$0.0029	$0.0029	$0.0029	$0.0029
Increase (Decrease) attributable to new investors	$0.0029	$0.0065	$0.0088	$0.0104
Net tangible book value per share after this offering	$0.0058	$0.0094	$0.0117	$0.0133
Dilution per share to new stockholders	$0.0167	0.0131	0.0108	0.0092
% dilution	74.04%	58.17%	47.91%	40.72%
Capital contribution by purchasers of shares	$25,313	$50,625	$75,938	$101,250
Capital Contribution by existing stockholders	$9,000	$9,000	$9,000	$9,000
Percentage capital contributions by purchasers of shares	73.77%	84.91%	89.40%	91.84%
Percentage capital contributions by existing stockholders	26.23%	15.09%	10.60%	8.16%
Current Shareholders % after offering	72.73%	57.14%	47.06%	40.00%
Purchasers % after offering	27.27%	42.86%	52.94%	60.00%

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held Company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.0225 per share. This price is significantly higher than the price paid by the Company’s officer for common equity since the Company’s inception on June 16, 2025. Cruz Membreno Lauro Roldan, the Company’s Director, paid $0.003 per share for the 3,000,000 shares of common stock he purchased from the Company on August 7, 2025. The shares owned by our Director, as identified in this registration statement, are not being offered for resale under this registration.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders. As of August 31, 2025, the net tangible book value of our shares of common stock was $8,786 or approximately $0.0029 per share.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

THE FOLLOWING DISCUSSION OF OUR RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND RELATED NOTES TO THE FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT RELATE TO FUTURE EVENTS OR OUR FUTURE FINANCIAL PERFORMANCE. THESE STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE OUR ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE RISKS AND OTHER FACTORS INCLUDE, AMONG OTHERS, THOSE LISTED UNDER “FORWARD-LOOKING STATEMENTS” AND “RISK FACTORS” AND THOSE INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT.

OUR AUDITED FINANCIAL STATEMENTS ARE PRESENTED IN US DOLLARS AND PREPARED BY US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (US GAAP).

PLAN OF OPERATIONS

We require a minimum funding of approximately $25,313 to conduct our proposed operations. We have outlined the following steps to implement our business plan in the following 12 months and after completion of the offering.

Completion of Public Offering

Our primary objective is to complete the public offering of shares following the SEC’s effectiveness of the registration statement. This offering is essential to increase our capital and fund ongoing operations. We aim to sell a sufficient number of shares to raise the required funds to implement our business plan. Failure to achieve the funding target may limit our ability to fully execute our operational milestones. Management is actively exploring opportunities to engage potential clients and business partners to support the growth of the Company.

Development and Enhancement of the Service

Our primary operations will focus on developing Mira Qon’s online service, including its API, and preparing it for commercial deployment. Over the first twelve months following the offering, we anticipate achieving key operational milestones:

1.	Service Enhancement

Within the first 90 days, we plan to focus on improving the overall quality and performance of our services. This will include optimizing data accuracy, enhancing the stability and responsiveness of our pricing system, and refining the delivery of real-time information to users. Additionally, we will work on streamlining user interaction with our service, ensuring faster data retrieval and a more intuitive service experience for contractors, architects, developers, and procurement teams.

2.	API Development and Integration

By the 180th day, our focus will be on further developing Mira Qon’s online service, including its API. This will allow clients to access real-time pricing data for construction materials and integrate it directly into their CRM, ERP, or other internal systems, streamlining project planning and procurement. The API will initially support over 500 materials, with plans to expand the database over time.

3.	Database Expansion and Data Accuracy

Within 270 days, we aim to expand the material catalog and improve data accuracy. Our service will collect pricing from publicly available sources, and funds will be used to maintain the reliability of this information and invest in data processing tools.

4.	Monetization and Subscription Model

The Company plans to generate revenue by offering API subscriptions, with tiered plans based on the number of requests per month. Future monetization strategies may include custom enterprise solutions for larger clients, premium features, and additional data services. Subscription management and user access controls will be integrated into the service to support billing and account management.

Marketing and Customer Acquisition

Depending on the amount of capital raised, we plan to allocate funds to marketing initiatives to expand our customer base. These efforts may include:

•	Online advertising campaigns and social media marketing targeting construction companies, developers, and architects.
•	Production of promotional content, including demonstration videos and tutorials.
•	Strategic partnerships with construction software providers or industry publications to increase service visibility.
•	Search engine optimization and potential paid search campaigns to drive platform traffic.

Marketing expenditures will be scaled according to net proceeds raised, with the goal of maximizing outreach and adoption of the service.

General and Administrative Activities

Funds will also be allocated for general corporate purposes, including administrative expenses, such as state filing fees, legal services unrelated to the offering, and office operations.

Please note that the cost estimates, timelines, and funding details provided in this plan of operations are approximate and subject to adjustments based on market conditions, specific business requirements, and the success of the public offering.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Overview

Mira Qon Corporation is a development-stage technology company incorporated in Wyoming on June 16, 2025. The Company plans to develop an online service providing real-time pricing information for construction materials across the United States. Mira Qon will be designed to serve contractors, developers, architects, procurement teams, and software developers by delivering accurate, up-to-date material cost data by state and ZIP code.

At the time of this filing, the Company’s website is operational as an informational resource (accessible at https://miraqon.com). The core API that will provide real-time pricing data has not yet been launched commercially.

Results of operations

During the period we incorporated the Company, prepared a business plan, registered a web domain, developed the first concept of website. Our loss since inception is $214. As of the date, we launched our website and have begun realizing the initial results of our operations in accordance with our business plan. Since inception, we have sold 3,000,000 shares of common stock to our Director for net proceeds of $9,000.

LIQUIDITY AND CAPITAL RESOURCES

As of August 31, 2025 we have cash reserves of approximately $830 and our liabilities are $24,369 comprising $8,980 accounts payable and $15,389 owed to the Company by Lauro Roldan Cruz Membreno, our Director. The available capital reserves of the Company are not sufficient for the Company to remain operational.

Net cash used in operating activities for the period from June 16, 2025 (inception) through ended August 31, 2025, was ($23,559).

Cash flows from financing activities for the period from June 16, 2025 (inception) through ended August 31, 2025, was $24,389.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Cruz Membreno Lauro Roldan, our Director, who has agreed to loan the Company funds to complete the registration process, this agreement is filed as the exhibit 10.1 To proceed with our operations within 12 months, we need a minimum of $25,313. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting.

Should the Company fail to sell less than 50% of its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

Description Of Property

Our primary registration address at 11312 E 44th St Unit #120 Kansas City, MO 64133, and we can be reached via phone at + 18634857243.

DESCRIPTION OF BUSINESS

General

Mira Qon (the “Company” or “Mira Qon”) is a development-stage technology company incorporated in Wyoming on June 16, 2025. The Company plans to develop an online service providing real-time pricing information for construction materials across the United States. Mira Qon will be designed to serve contractors, developers, architects, procurement teams, and software developers by delivering accurate, up-to-date material cost data by state and ZIP code.

At the time of this filing, the Company’s website is operational as an informational resource (accessible at https://miraqon.com). The core application programming interface (“API”) that will provide real-time pricing data has not yet been launched commercially.

Services and Product Offering

The Mira Qon service is designed to serve as a comprehensive digital solution for obtaining, comparing, and integrating real-time construction material pricing data across the United States. The service aims to bridge a critical information gap between suppliers, contractors, and developers by providing structured, continuously updated market data accessible through both a web interface and an API.

Mira Qon intends to provide its clients with the following core functionalities and data access tools:

1.	Real-Time Material Pricing Database

The Company’s central service will offer users instant access to pricing information for an initial catalog of more than 500 construction materials, searchable by ZIP code, state, or supplier. Each data entry will include:

o	Material description
o	Real-time pricing data obtained from national and regional distributors.
o	Source verification and timestamp for every data point, ensuring traceability and reliability.

2.	Supplier Comparison and Transparency

Users will be able to compare pricing from multiple suppliers, including national retailers such as Home Depot, Lowe’s, and regional or independent distributors.

3.	API Integration Option

The Mira Qon API will provide data in a simple, standardized format that can easily connect with many third-party software tools, such as:

o	Customer Relationship Management (“CRM”) systems, for managing vendor relationships and supplier data.
o	Enterprise Resource Planning (“ERP”) systems, allowing automated procurement and budgeting workflows.
o	Construction Management and Estimating Software, enabling project managers to pull live pricing directly into cost models and material schedules.
The API is intended to include tiered access keys and query rate limits allowing flexible implementation for both small contractors and large enterprise users.

4.	Analytical and Visualization Tools

Future versions of the service are planned to include pricing trend analysis and visualization tools, offering:

o	Interactive charts showing price fluctuations by region and time period.
o	Comparison dashboards to assess historical versus current pricing.
o	Predictive analytics modules utilizing machine learning for material cost forecasting.
These analytics will help users identify purchasing opportunities, negotiate contracts more effectively, and plan long-term budgets with greater accuracy.

5.	Data Verification and Quality Control

The Company plans to implement multi-layered data validation procedures, combining automated data collection algorithms with manual review processes to maintain accuracy. These systems are designed to:

o	Filter out outdated or inconsistent pricing.
o	Identify anomalies using rule-based and AI-driven consistency checks.
o	Update the database at defined intervals, with time stamps indicating the freshness of each dataset.

Target Market

Mira Qon targets a broad spectrum of participants within the construction and development ecosystem who rely on timely and accurate pricing information for operational decision-making. The Company’s target customer segments include:

•	Construction Companies: For material budgeting, procurement planning, and cost comparisons across multiple suppliers and regions.
•	Developers and Real Estate Firms: To estimate project costs, assess regional price variations, and optimize construction budgets for residential, commercial, and infrastructure projects.
•	Software Developers: For embedding the Mira Qon API into existing or new construction, procurement, or financial applications, enabling real-time data integration for end users.
•	Architects and Project Planners: For early-stage cost estimation and feasibility studies requiring reliable and localized material pricing.
•	E-commerce and Procurement Platforms: To display dynamic, live material pricing to customers, enhancing transparency and competitiveness.

The Company believes this diverse client base represents a substantial market opportunity given the construction industry’s growing reliance on digital tools and data-driven procurement processes. Mira Qon’s service is designed to meet the operational and analytical needs of both small contractors and enterprise-level organizations seeking cost efficiency and transparency in material sourcing.

Customer Benefits and Use Cases

Mira Qon is intended to benefit multiple sectors of the construction and development industry by improving cost visibility and operational efficiency. Key benefits include:

•	For Contractors: Rapid cost assessment and access to the most competitive supplier prices in a certain region.

•	For Developers and Architects: Accurate early-stage cost estimation and project feasibility analysis based on live material costs.
•	For Procurement Departments: Streamlined decision-making through consolidated supplier data and historical pricing records.
•	For Software Developers: Ability to integrate live pricing feeds into third-party construction or financial applications, expanding functionality for end-users.
•	For Financial Analysts and Insurers: Access to material cost data as a factor in project valuation and risk assessment.

By providing real-time, localized, and structured data, Mira Qon intends to reduce inefficiencies associated with outdated price lists, manual data entry, and inconsistent supplier communication.

Market Opportunity

The Company believes that the opportunity for a real-time construction materials pricing service is supported by the size of the U.S. construction market, ongoing volatility in material costs, and accelerating digital adoption across the industry.

According to publicly available data from the U.S. Census Bureau – Annual Construction Spending Report (2024) [1], total construction spending in the United States exceeded $2.2 trillion in 2024. Industry analysts estimate that approximately $300 billion of this amount relates directly to construction materials purchases, including lumber, steel, concrete, roofing, plumbing materials, electrical components, and finish products.

Given the scale of this spending and the reliance on up-to-date cost information across budgeting, procurement, and planning workflows, the Company believes that real-time material price transparency presents a substantial market opportunity.

The construction industry continues to experience notable price fluctuations in key materials:

•	Steel, lumber, and concrete have shown periods of double-digit annual volatility.
•	Prices vary significantly between regions due to transportation, labor, and local supply conditions.
•	Global supply chain disruptions continue to impact U.S. pricing levels.

According to the Dodge Data & Analytics – Construction Cost Trends Report (2024) [2], material price instability remains one of the top three risks cited by contractors and developers when planning and executing construction projects.

The Company believes these factors demonstrate a growing need for real-time, localized pricing data to support budgeting accuracy, reduce cost overruns, and mitigate procurement uncertainty.

The construction sector is undergoing an accelerated digital transformation. According to the Dodge Data & Analytics – 2024 Construction Technology Report, more than 70% of surveyed construction firms reported increasing adoption of digital solutions for [2]:

•	project management,
•	cost estimation,
•	procurement automation,
•	enterprise resource planning (“ERP”) systems,
•	construction management software.

Furthermore, software-as-a-service (“SaaS”) adoption is expanding among small and mid-sized contractors, representing an additional growth segment for API-based pricing solutions.

The Company believes that the continued shift from manual workflows to digital platforms increases the demand for reliable, real-time data feeds that can be integrated into third-party systems.

1 Source: U.S. Census Bureau, Construction Spending, for release at 10:00 am est, Monday, February 3, 2025. Available at:

https://www.census.gov/construction/c30/pdf/pr202412.pdf#:~:text=The%20value%20of%20construction%20in%202024%20was,the%20revised%20November%20estimate%20of%20$1%2C674.1%20billion.

2 Source: Dodge Construction Network, Dodge Data & Analytics – 2024 Construction Technology Report “New Study Shows Greater Automation of Project Management Processes Improves General Contractors’ Projects and Bottom Lines”. Available at:

https://www.construction.com/reports/new-study-greater-automation-improves-general-contractors-projects/#:~:text=It%20contrasts%20the%20contractors%20that,on%20their%20platforms%20(70%25)

Business Model

Mira Qon plans to generate revenue through a tiered subscription model and enterprise solutions:

•	Free Tier: Access for up to 100 API requests per month.
•	Paid Subscriptions: Monthly and annual plans providing increased access and additional features.
•	Custom Enterprise Solutions: Tailored data packages, API integration support, and enhanced analytics for large-scale clients.

Future Development Roadmap

In subsequent development phases, the Company plans to broaden its service offerings through:

1.	Database Expansion: Grow the catalog of tracked materials to 2,000+ items.
2.	Seasonality Adjustments: Implement dynamic pricing adjustments for seasonal materials (e.g., insulation, roofing, finishing materials), incorporating historical weather patterns and regional construction activity.
3.	Geographic Expansion: Extend the service to Canada, Mexico, and select European markets, including localized interfaces and currency adjustments.
4.	Cost Estimation Enhancements: Introduce total cost calculations incorporating material volume, unit type, logistics, and bulk discounts.
5.	Advanced Analytics: Implement forecasting and demand-driven pricing models leveraging historical and real-time market data.

Competitive Strengths

Mira Qon believes it possesses several competitive strengths that may support its growth and differentiation in the construction data technology market. While the Company is in the development stage and has not commenced revenue-generating operations, management considers the following factors to be important competitive advantages:

1. Focus on Real-Time, Location-Specific Pricing Data

The Company’s planned service is intended to deliver dynamic pricing information for construction materials at the state and ZIP-code level. Traditional procurement channels and existing online tools often rely on static or outdated price lists, which may not reflect regional variations or sudden market changes. By providing real-time, localized data, Mira Qon seeks to offer a more accurate and actionable decision-support tool for contractors, developers, and procurement teams.

2. Broad Supplier Coverage and Data Aggregation Capabilities

The Company aims to aggregate pricing from national retail chains, regional distributors, and local suppliers. This multi-source approach is intended to provide users with a comprehensive view of available material costs. The director believes that broader supplier coverage may enhance transparency, improve pricing accuracy, and support more competitive purchasing decisions.

3. API-First Architecture Designed for Integration

Mira Qon is being developed with an API format, allowing integration into customer relationship management (CRM) systems, enterprise resource planning (ERP) platforms, construction estimating tools, procurement software, and custom enterprise workflows. This API-first approach will allow customers to embed Mira Qon’s pricing data directly into their internal systems, increasing usability and reducing manual data entry.

4. Scalable Data Infrastructure

The Company’s planned architecture is designed to accommodate continual expansion of its materials database, additional geographic markets, and seasonal pricing adjustments. This scalability may allow Mira Qon to grow in parallel with industry demand and add new data feeds without significant disruption.

5. Targeted Market Positioning in an Underserved Niche

While multiple procurement and construction management tools exist, few platforms provide centralized, real-time pricing across suppliers and regions. The director believes that market fragmentation, inconsistent price transparency, and increasing cost volatility create a meaningful opportunity for a unified platform such as Mira Qon.

6. Anticipated Benefits to Multiple Industry Segments

The Company’s intended use cases extend beyond contractors and developers to include architects, financial analysts, insurers, e-commerce platforms, and software developers. This diversified applicability may help broaden potential demand and reduce reliance on any single market segment.

7. Planned International and Industry Expansion

The Company’s roadmap includes expansion into Canada, Mexico, and select European countries, as well as the introduction of advanced data analytics, forecasting tools, and cost-estimation features. These strategic initiatives may position Mira Qon for broader long-term growth beyond its initial U.S. market.

Competitive Landscape

The market for construction material pricing data and related software is fragmented, comprising traditional procurement channels, national suppliers, and emerging digital tools. Existing solutions typically provide static pricing, limited geographic coverage, or partial integration with software platforms. Mira Qon differentiates itself through its planned comprehensive, real-time API, state-specific pricing data, and integration capabilities for ERP and CRM systems.

Intellectual Property

We currently have not obtained any copyrights, patents, or trademarks, and we do not anticipate filing any applications related to any assets over the next 12 months. However, we recognize the importance of protecting our intellectual property and may consider taking appropriate measures to do so in the future.

Current Operations

As of the date of this prospectus, Mira Qon operates a functional website serving primarily as an informational resource for prospective clients (accessible at https://miraqon.com). The Company has not yet commenced revenue-generating operations through the API. Operational activities currently focus on technology development, supplier data aggregation, and website maintenance.

Regulatory Considerations

The Company’s operations are subject to federal, state, and local regulations applicable to online data services and construction-related information dissemination. Mira Qon intends to comply with all applicable legal requirements prior to commercial launch.

LEGAL PROCEEDINGS

As of now, we are not involved in any legal proceedings, and we have not received any information about any upcoming legal actions against us.

As part of our risk management strategy, we have implemented policies and procedures to ensure compliance with all applicable laws and regulations. We believe that these measures will minimize the likelihood of legal proceedings and regulatory action against our Company.

In the event that we become involved in any legal proceedings, we will take all necessary steps to defend ourselves and protect the interests of our Company and our stakeholders. We will work closely with legal counsel to ensure that we comply with all legal requirements and regulations, and to minimize the potential impact of any legal action on our business operations and financial performance.

Furthermore, we are committed to maintaining the highest standards of ethical conduct and business practices. We will not engage in any activities that violate applicable laws and regulations, or that could harm our reputation or the trust of our customers and stakeholders. We will continue to monitor legal and regulatory developments that could affect our business, and will adjust our policies and procedures as necessary to ensure compliance.

DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON

The name, age and titles of our executive officer and Director are as follows:

Name and Address of Executive Officers and/or Directors	Age	Position
Cruz Membreno Lauro Roldan Conde De Torrefiel 5 2 6, 46019 Valencia, Spain	39	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Cruz Membreno Lauro Roldan has served as our Director since the inception of Mira Qon Corporation on June 16, 2025.

Education
Cruz Membreno Lauro Roldan graduated from Colegio Tecnico Honduras, Tegucigalpa, in 2004. He also holds a Bachelor’s degree in Civil Engineering from Universidad Tecnologica Centroamericana (UNITEC), completed in 2011.

Professional Experience

Prior to joining Mira Qon Corporation, he gained extensive hands-on experience in the construction industry. From 2016 to 2020, Cruz Membreno Lauro Roldan was employed at WP Construcciones Mediterráneo as a site workforce technician. From 2020 to 2023, Cruz Membreno Lauro Roldan has been employed at Revestimientos y Protecciones JYE, Convalturia as a specialist in coatings and surface protection. From 2023 to 2024, he served as Senior Engineer, Infrastructure Systems at Fluor Corporation, where he contributed to multidisciplinary engineering oversight, construction systems integration, and field-level project validation. Previously, he worked at Inversiones Modernas S.A. (2014–2016) as a construction operations aide.

Role at Mira Qon Corporation

As Director and Executive Officer, he oversees the strategic and operational management of the Company, including planning, development of the service, and coordination of ongoing operations. Initially, our sole Director intends to devote 40 hours a week to planning and organizing the activities of Mira Qon Corporation. As the Company expands and attracts customers, Cruz Membreno Lauro Roldan agreed to commit forty hours per week to the business. He is not engaged in any full-time employment or significant business commitments apart from his responsibilities at Mira Qon Corporation.

During the past ten years, our directors have not been the subject to any of the following events:

1. Any bankruptcy petition filed by or against any business of which Cruz Membreno Lauro Roldan was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Cruz Membreno Lauro Roldan’s involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5. Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6. Were found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7. Were the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or
ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8. Were the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Term Of Office

Our Director is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Wyoming Revised Statues. Our officer is appointed by our Director and hold office until removed by the Board or until their resignation.

Significant Employees

The Company has no significant employees. All management and administrative functions are performed by our sole director, who does not have a written employment agreement with the Company.

Committees

We do not currently have an audit, compensation or nominating committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on June 16, 2025:

Summary Compensation Table

There are no current employment agreements between the Company and its officers.

Our sole Director currently devotes approximately forty hours per week to manage the affairs of the Company. he has agreed to work with no remuneration until such time as the Company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be. There are no annuity, pension or retirement benefits proposed to be paid to the officer or Director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Total ($)
Cruz Membreno Lauro Roldan Director, President, Secretary and Treasurer	August 31, 2025	_	_	_	_

Director Compensation

There is no Director compensation as of August 31, 2025.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Cruz Membreno Lauro Roldan is our sole officer, Director, control person and promoter and he shall receive no compensation for the placement of the offering.

On August 7, 2025, we offered and sold restricted 3,000,000 shares of common stock to Cruz Membreno Lauro Roldan, our Director, at a purchase price of $0.003 per share, for aggregate proceeds of $9,000.

As of August 31, 2025, Lauro Roldan Cruz Membreno has loaned us $15,389. The loan does not have any term, carries no interest, and is not secured.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of August 31, 2025 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our Director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Percentage
Common stock	Cruz Membreno Lauro Roldan Conde De Torrefiel 5 2 6, 46019 Valencia, Spain	3,000,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of August 31, 2025, there were 3,000,000 shares of our common stock issued and outstanding.

PLAN OF DISTRIBUTION

In this prospectus, Mira Qon is registering 4,500,000 shares of our common stock for sale at the price of $0.0225 per share. This is a self-underwritten offering. Cruz Membreno Lauro Roldan will sell the shares directly to family members, friends, business associates and close acquaintances, with no commission or other remuneration payable to herself for any shares they may sell further. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Our Board of Directors will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1. Our President, Treasurer, Secretary and Director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. Our President, Treasurer, Secretary and Director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Our President, Treasurer, Secretary and Director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

4. Our President, Treasurer, Secretary and Director meets the requirements of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) he is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our President, Treasurer, Secretary and Director must restrict his participation to any one or more of the following activities:

•	Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser; provided, however, that the content of such communication is approved by our President, Treasurer, Secretary and Director;
•	Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or
•	Performing ministerial and clerical work involved in effecting any transaction.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of 280 days. The offering shall terminate on the earlier of (i) the date when the sale of all 4,500,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 4,500,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) one year after the effective date of this prospectus. We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

1. execute and deliver a subscription agreement; and

2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Mira Qon Corporation”. The Company will deliver stock certificates or book entry form attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

AUTHORIZED AND ISSUED STOCK:

Common Stock, $0.001 Par Value Per Share

Authorized Shares: Mira Qon Corporation has authorized a total of 75,000,000 shares of Common Stock, each with a par value of $0.001 per share.

Outstanding Shares: Currently, there are 3,000,000 shares of Common Stock outstanding held by Cruz Membreno Lauro Roldan, our President, Treasurer, Secretary and Director.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

There are no (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate and Applicable Law, if any, may be declared by the Board; (ii) preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Wyoming for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or Director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner, he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or Director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or Director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to Director or officer under Wyoming law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $100,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Mira Qon Corporation or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Aloba Awomolo & Partners is our independent registered public accounting firm that has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Aloba Awomolo & Partners has presented their report with respect to our audited financial statements.

LEGAL MATTERS

Jackson L. Morris, Esq. has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not been required to comply with the reporting requirements of the Securities Exchange Act. We are filing with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings will be available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is August 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Aloba Awomolo & Partners.

The financial information presented is the audited financial statements for the period from Inception (June 16, 2025) to August 31, 2025.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Mira Qon Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Mira Qon Corporation (the Company) as of August 31, 2025, and the related statements of income, stockholders’ equity, and cash flows for the period ended August 31, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of Mira Qon Corporation (the “Company”) as of August 31, 2025, and the results of its operations and its cash flows for the period from June 16, 2025 (inception) through August 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred operating losses, has minimal cash on hand, and has not yet commenced revenue-generating activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Aloba, Awomolo & Partners – PCAOB ID #7275

We have served as the Company’s auditor since 2025.

Ibadan, Nigeria

December 1, 2025

MIRA QON CORPORATION

BALANCE SHEET

As of August 31, 2025

August 31,
2025
ASSETS
Current Assets:
Cash and Cash Equivalents	$830
Prepaid Expense	32,325
Total Current Assets	33,155

Total Assets	$33,155

LIABILITIES AND SHAREHOLDER’S EQUITY
Current Liabilities:
Accounts Payable	$8,980
Amounts Due to Related Parties	15,389
Total Current Liabilities	24,369
Total Liabilities	24,369

SHAREHOLDER’S EQUITY
Common Stock, $0.001 par value, 75,000,000 shares authorized; 3,000,000 shares issued and outstanding as of August 31, 2025	3,000
Additional Paid-in Capital	6,000
Accumulated Deficit	(214)
Total Shareholder’s Equity	8,786
Total Liabilities and Shareholder’s Equity	$33,155

The accompanying notes are an integral part of the financial statements.

MIRA QON CORPORATION

STATEMENT OF OPERATIONS

For the period from June 16, 2025 (inception) through August 31, 2025

For the Period from June 16, 2025 (inception) through August 31, 2025
REVENUE	$-

OPERATING EXPENSES:
General and Administrative	214
Total Operating Expenses	214

Loss Before Income Taxes	(214)

Income Tax Expense	-

Net Loss	(214)

Comprehensive Loss	$(214)

Weighted Average Number of Shares Outstanding: Basic and Diluted	986,842
Loss Per Share: Basic and Diluted	$(0.00)

The accompanying notes are an integral part of the financial statements.

MIRA QON CORPORATION

STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY

For the period from June 16, 2025 (inception) through August 31, 2025

	Commons Stock		Additional Paid-In	Accumulated	Shareholder’s
	Shares	Amount	Capital	Deficit	Equity
Balance as of June 16, 2025 (inception)	-	$-	$-	$-	$-
Common Stock Issued for Cash	3,000,000	3,000	6,000	-	9,000
Net Loss	-	-	-	(214)	(214)
Balance as of August 31, 2025	3,000,000	$3,000	$6,000	$(214)	$8,786

The accompanying notes are an integral part of the financial statements.

MIRA QON CORPORATION

STATEMENT OF CASH FLOWS

For the period from June 16, 2025 (inception) through August 31, 2025

For the Period from June 16, 2025 (inception) through August 31, 2025
Cash Flows from Operating Activities:
Net loss	$(214)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Changes in operating assets and liabilities:
Prepaid Expense	(32,325)
Accounts Payable	8,980
Net cash provided by (used in) operating activities	(23,559)

Cash Flows from Financing Activities:
Proceeds from Issuance of Common Stock	9,000
Amounts Due to Related Parties	15,389
Net cash provided by financing activities	24,389

Net increase (decrease) in cash for the period	830
Cash and Cash Equivalents at the beginning of the period	-
Cash and Cash Equivalents at the end of the period	$830

Supplemental disclosure of non-cash financing activities:
Cash paid for interest	$-
Cash paid for income taxes	$-

The accompanying notes are an integral part of the financial statements.

MIRA QON CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

For the period from June 16, 2025 (inception) through August 31, 2025

Note 1 – Business Organization and Nature of Operations

Mira Qon Corporation (“Company”) was incorporated on June 16, 2025, under the laws of Wyoming. The Company will develop an online service providing real-time pricing information for construction materials across the United States. Mira Qon is designed to serve contractors, developers, architects, procurement teams, and software developers by delivering accurate, up-to-date material cost data by state and ZIP code.

At the time, the Company’s website is operational as an informational resource (accessible at https://miraqon.com). The core application programming interface (“API”) that will provide real-time pricing data has not yet been launched commercially.

Note 2 – Summary of Significant Accounting Policies

(a) Basis of Presentation

The accompanying financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”).

(b) Fiscal Year-End

The Company elected August 31 as its fiscal year ending date.

(c) Use of Estimates

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America, which requires management to use its judgment to make estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosures at the date of the financial statements and the reported amounts of expenses during the reported period. These assumptions and estimates could have a material effect on the financial statements. Actual results may differ materially from those estimates. The Company’s management periodically reviews estimates on an ongoing basis based on information currently available, and changes in facts and circumstances may cause the Company to revise these estimates. Actual results may differ from these estimates.

(d) Cash and Cash Equivalents

Cash and cash equivalents include all cash on hand, demand deposits and short-term investments with original maturities of three months or less when purchased.

As of August 31, 2025, the Company’s cash and cash equivalents consisted of $830.

(e) Prepaid Expenses

As of August 31, 2025, the Company had $32,325 in prepaid expenses. The Company’s prepaid expenses as of August 31, 2025, consisted primarily of payments made to a developer for website development services which were rendered in September 2025.

(f) Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accounts payable approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

(g) Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification (“ASC”) to report accounting for contingencies.

The Company has entered into no contractual commitments as of August 31, 2025 and was not subject to any legal proceedings during the period from June 16, 2025 (inception) to August 31, 2025.

(h) Revenue Recognition

The Company will recognize revenue in accordance with ASC topic 606, “Revenue Recognition”.

As of August 31, 2025, the Company has not generated any revenue.

(i) Income Taxes

The Company accounts for income taxes under ASC 740. ASC 740 considers the differences between financial statement treatment and tax treatment of certain transactions. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rate is recognized as income or expense in the period that includes the enactment date of that rate.

As of August 31, 2025, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

(j) Net Earnings (Loss) Per Common Share

The Company computes earnings (loss) per share under ASC subtopic 260-10, “Earnings Per Share”. Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock” and/or “if converted” methods, as applicable.

As of August 31, 2025, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per ordinary share is the same as basic loss per ordinary share for the period presented.

(k) Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to Accounting Standards Update (“ASU”) 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

(l) Recent Accounting Standards

In November 2023, the FASB issued ASU 2023-07, “Segment reporting (Topic 280): Improvements to Reportable Segment Disclosures” (“ASU 2023-07”). The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. The ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted ASU 2023-07 on June 16, 2025, the date of its inception.

The Company has considered all other recently issued accounting pronouncements and does not believe the adoption of such pronouncements will have a material impact on its condensed consolidated financial statements.

Note 3 – Going Concern

The Company has elected to adopt early application of Accounting Standards Update No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit at August 31, 2025, a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations. Management intends to raise additional funds by way of public offering. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

Note 4 – Related Parties Transactions

The table below sets forth the related parties and their relationships with the Company as of August 31, 2025:

Name of related parties	Relationship with the Company
Lauro Roldan Cruz Membreno	President, Director, Controlling shareholder

(a) Founder Shares

On August 7, 2025, the Company issued 3,000,000 common shares at $0.003 per share to its sole director and President, Lauro Roldan Cruz Membreno. The Company received net proceeds of $9,000 in payment of the shares.

(b) Related Party Loans

The amounts due to related parties are as follows:

August 31, 2025
Lauro Roldan Cruz Membreno	$15,389

Amounts due to the Company’s President represent advances made to the Company for operational purposes. As of August 31, 2025, Lauro Roldan Cruz Membreno has loaned to the Company $15,389, of which $15,389 was advanced to the Company for the period from June 16, 2025 (inception) through August 31, 2025.

Note 5 – Shareholder’s Equity

(a) Authorized Shares

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

(b) Common Shares

On August 7, 2025, the Company issued 3,000,000 shares of common stock to its sole director and President, Lauro Roldan Cruz Membreno, for cash proceeds of $9,000 at $0.003 per share.

There were 3,000,000 shares of common stock issued and outstanding as of August 31, 2025.

Note 6 – Segment Information

The Company operates as a single operating segment. The chief operating decision maker is the Company’s Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on a consolidated basis, accompanied by disaggregated revenue information. Accordingly, the Company has determined that it has a single reportable segment and operating segment.

Note 7 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after August 31, 2025, the balance sheet date, up to December 1, 2025, the date the financial statements were available to be issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustments or disclosure in the financial statements.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$16
Auditor Fees and Expenses	$6,000
Legal fees and expenses	$3,500
Miscellaneous fees and expenses	$484
TOTAL	$10,000

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICER

Mira Qon Corporation’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out their duties. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Wyoming Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Mira Qon Corporation, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and address	Date	Shares	Consideration
Cruz Membreno Lauro Roldan	August 7, 2025	3,000,000	$9,000.00

On August 7, 2025, we sold a total of 3,000,000 shares of common stock to management for an aggregate purchase price of $9,000. The issuance of the shares was exempt from registration under Section 4(a)(2) of the Securities Act of 1933 and Regulation D promulgated thereunder.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant dated June 16, 2025
3.2	Bylaws of the Registrant dated June 16, 2025
5.1	Opinion of Counsel
10.1	Loan agreement dated June 16, 2025
10.2	Website Development Agreement
23.1	Consent of Auditor
99.1	Subscription Agreement
107	Calculation of Filing Fee Tables

ITEM 17. UNDERTAKINGS
The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers, or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 383(b) (§230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 383;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our Director, officer and controlling person pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our Director, officer, or controlling person in the successful defense of any action, suit or proceeding, is asserted by our Director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the 11312 E 44th St Unit #120 Kansas City, MO 64133 on December 16, 2025.

MIRA QON CORPORATION

By: /s/ Cruz Membreno Lauro Roldan

Name: Cruz Membreno Lauro Roldan
Title: President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ Cruz Membreno Lauro Roldan Cruz Membreno Lauro Roldan	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	December 16, 2025